Exhibit 99.1

PRESS RELEASE

DigitalGlobe Reports First Quarter 2017 Results

Revenue up 19.6% to $209.7 Million

Net Loss of $2.2 Million and Adjusted EBITDA of $95.5 Million

Reiterates 2017 Full Year Guidance

Due to the Company’s pending combination with MacDonald, Dettwiler and Associates Ltd. (“MDA”), the Company will not conduct an earnings call but has provided supplementary information on the Company’s Investor Relations Website

Westminster, Colo., May 2, 2017 – DigitalGlobe, Inc. (NYSE: DGI), a leading global provider of commercial high-resolution earth observation and advanced geospatial solutions, today reported financial results for the first quarter ended March 31, 2017.

Fourth Quarter Financial Summary:

•	Grew total revenue 19.6% driven by our acquisition of The Radiant Group and strong performance in both U.S. government and diversified commercial.
•	Grew U.S. government revenue $28.0 million, or 25.4%, primarily as a result of contracts obtained in our acquisition of The Radiant Group.
•

Grew diversified commercial revenue $6.3 million, or 9.7%, as demand for capacity on WorldView-4 fueled an 8.7% increase in DAP revenue, and demand for our Global Basemap product suite contributed to 10.7% growth in our other diversified commercial business.

•

Net loss of $2.2 million, or ($0.05) per diluted share, as compared to $8.6 million, or $0.11 per diluted share in the prior year, was primarily due to merger costs, lower capitalized interest and incremental depreciation as a result of placing Worldview-4 in service.

•	Net income margin declined to (1.0%).
•	Adjusted EBITDA was $95.5 million.
•	Adjusted EBITDA margin declined to 45.5%, primarily due to the growth in lower margin services business and increased costs for operating WorldView-4.
•

Net cash flows from operations decreased 35.0% to $38.7 million on increased costs for WorldView-4, merger costs and higher incentive based compensation payments due to better than expected 2016 performance.

•	Free cash flow decreased to $17.8 million from $20.9 million.

Recent Highlights:

•	The Company continues to expect the merger with MDA to close in the second half of 2017.
•	WorldView-4 began providing direct access capacity to certain international defense and intelligence customers in February.
•

Completed the redemption of the Company’s remaining outstanding 5.25% senior notes due February 1, 2021 for a total redemption price of $36.1 million, inclusive of accrued interest and related premiums.

“We delivered a strong start to 2017 with solid revenue growth across all of our major customer groups" said Jeffrey R. Tarr, DigitalGlobe CEO.  “We achieved our highest revenue quarter to date in our Direct Access Program and delivered double digit growth in our Commercial business. We will continue to focus on the execution of our strategy while satisfying all closing conditions for our upcoming combination with MDA.”

2017 Revenue and Adjusted EBITDA Outlook remains unchanged:

•	Revenue in a range of $840 million to $865 million.
•	Adjusted EBITDA in a range of $380 million to $395 million, with full year contribution from Radiant reducing overall EBITDA margins by approximately 700 basis points.
•	Capital expenditures of approximately $100 million.(1)

(1)	Excludes capitalized interest and tenant improvements

We have not provided a reconciliation of our Adjusted EBITDA outlook to forward-looking net income, the comparable U.S. GAAP financial measure, because it is difficult to reasonably provide a forward-looking estimate of the reconciling items between such non-U.S. GAAP forward-looking measure and the comparable forward-looking U.S. GAAP measure. Certain factors that are materially significant to our ability to estimate these items are out of our control and/or cannot be reasonably predicted. The nature of the assets under construction, timing of capital expenditures and uncertainty of timing of placing assets in service impact certain components of net income and our ability to reasonably predict net income. These items include income tax expense, interest expense and depreciation.  Accordingly, a reconciliation to the comparable forward-looking U.S. GAAP measure is not available within a reasonable range of predictability.

Supplemental Information:

Supplemental earnings materials, including conference call slides, are available on the Investor Relations section of the company’s website at www.digitalglobe.com.

About DigitalGlobe

DigitalGlobe is a leading global provider of high-resolution Earth imagery, data and analysis. Sourced from our own advanced satellite constellation and third-party providers, our imagery solutions and other services provide customers with accurate and mission-critical information about our changing planet, and support a wide variety of uses, including mission-planning, mapping and analysis, environmental monitoring, oil and gas exploration, and infrastructure management. Additionally, hundreds of developers are building new applications and machine learning algorithms on our Geospatial Big Data platform and in our recently expanded Services business. Each day users depend on us to better understand our changing planet in order to save lives, resources and time.

DigitalGlobe is a registered trademark of DigitalGlobe.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained herein, contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “can,” “will,” “should,” “expects,” “plans,” “anticipates,” “would,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other similar words, although not all forward-looking statements contain these words. Forward-looking statements are based upon our current expectations and assumptions of future events and are subject to risks and uncertainties that could cause our actual results or performance to differ materially from those indicated by such forward-looking statements. Some of the risks or uncertainties that could cause actual results to differ include, but are not limited to: the loss or reduction in scope of any of our primary contracts, or decisions by customers not to exercise renewal options; the availability of government funding for our products and services both domestically and internationally; our ability to meet our obligations under the EnhancedView contract; our reliance on a limited number of vendors to provide certain key products or services to us; breach of our system security measures or loss of our secure facility clearance and accreditation; the loss or damage to any of our satellites; delays in the construction and launch of any of our satellites or our ability to achieve and maintain full operational capacity of all our satellites; loss or damage to the content contained in our ImageLibrary; interruption or failure of our ground systems and other infrastructure; decrease in demand for our imagery products and services; increased competition that may reduce our market share or cause us to lower our prices; changes in political or economic conditions, including fluctuations in the value of foreign currencies, interest rates, energy and commodity prices, trade laws and the effects of governmental initiatives to manage economic conditions; our ability to recruit, hire or retain key employees or a highly skilled and diverse workforce; failure to obtain or maintain required regulatory approvals and licenses; and changes in U.S. or foreign law or regulation that may limit our ability to distribute our imagery products and services. Additional risks and uncertainties related to the proposed transaction with MacDonald, Dettwiler and Associates Ltd. (“MDA”) include the possibility that the parties may be unable to obtain required stockholder approvals or regulatory approvals or that other conditions to closing the transaction may not be satisfied, such that the transaction will not close or that the closing may be delayed; the potential adverse effect on partner and customer relationships, operating results and business generally resulting from the proposed transaction; the proposed transaction will require significant time, attention and resources, potentially diverting attention from the conduct of DigitalGlobe’s business; the anticipated benefits of the proposed transaction may not be realized; the anticipated and unanticipated costs, fees, expenses and liabilities related to the transaction; the outcome of any legal proceedings related to the transaction; and the occurrence of any event, change or other circumstances that could give rise to the termination of the transaction agreement. Additional information concerning these and other risk factors can be found in our filings with the U.S. Securities and Exchange Commission (“SEC”), including Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2016. We undertake no obligation to revise or update any forward-looking statements, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

References in this filing to “DigitalGlobe,” “Company,” “we,” “us,” and “our” refer to DigitalGlobe, Inc. and its consolidated subsidiaries.

Non-U.S. GAAP Financial Measures

EBITDA and Adjusted EBITDA.  EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and may not be defined similarly by other companies. EBITDA and Adjusted EBITDA should not be considered alternatives to net income (loss) as indications of financial performance or as alternatives to cash flow from operations as measures of liquidity. There are limitations to using non-U.S. GAAP financial measures, including the difficulty associated with comparing companies in different industries that use similar performance measures whose calculations may differ from ours.

EBITDA and Adjusted EBITDA are key measures used in our internal operating reports by management and our Board of Directors to evaluate the performance of our operations and are also used by analysts, investment banks and lenders for the same purpose. Adjusted EBITDA is a measure being used as a key element of our bonus incentive plan. We believe that the presentation of EBITDA and Adjusted EBITDA enables a more consistent measurement of period to period performance of our operations, and EBITDA facilitates comparison of our operating performance to companies in our industry.

We believe that EBITDA and Adjusted EBITDA measures are particularly important in a capital intensive industry such as ours, in which our current period depreciation is not a good indication of our current or future period capital expenditures. The cost to construct and launch a satellite and to build the related ground infrastructure may vary greatly from one satellite to another, depending on the satellite’s size, type and capabilities. Current depreciation expense is also not indicative of the revenue generating potential of the satellites.

We use EBITDA and Adjusted EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of our overall assessment of our performance and we do not place undue reliance on these non-GAAP measures as our only measures of operating performance. EBITDA and Adjusted EBITDA should not be considered as substitutes for other measures of financial performance reported in accordance with U.S. GAAP.

EBITDA excludes depreciation and amortization expense because these non-cash expenses reflect the impact of prior capital expenditure decisions which are not indicative of future capital expenditure requirements. EBITDA also excludes interest income, interest expense and income taxes because these items are associated with our capitalization and tax structures.

Adjusted EBITDA further adjusts EBITDA to exclude restructuring and other re-engineering charges related to specific restructuring and re-engineering actions because we do not believe these costs are indicative of the underlying operating performance of our business and our ongoing operations.  The amount and timing of these restructuring and other re-engineering costs are dependent on the size, type and status of the specific actions undertaken as part of our restructuring or re-engineering plans.

Adjusted EBITDA also excludes joint venture losses, net, merger and integration costs, and the loss on early extinguishment of debt as these are non-core items that are not directly related to our primary operations.

Free Cash Flow.  Free cash flow is defined as net cash flows provided by operating activities less Capital expenditures as disclosed in the Unaudited Condensed Consolidated Statements of Cash Flows. Free cash flow is not a recognized term under U.S. GAAP and may not be defined similarly by other companies.  Free cash flow should not be considered an alternative to “operating income (loss),” “net income (loss),” “net cash flows provided by (used in) operating activities” or any other measure determined in accordance with U.S. GAAP.  Since free cash flow includes investments in operating assets, we believe this non-GAAP liquidity measure is useful in addition to the most comparable U.S. GAAP measure — “net cash flows provided by (used in) operating activities” because it provides information about the amount of cash generated before acquisitions of businesses that is then available to repay debt obligations, make investments, fund acquisitions, and for certain other activities.  There are limitations to using non-U.S. GAAP financial measures, including the difficulty associated with comparing companies in different industries that use similar performance measures whose calculations may differ from ours.

Performance against key metrics:

	For the three months ended
	March 31,
($ in millions)	2017	2016
Revenue	$209.7	$175.4
Net (loss) income	$(2.2)	$8.6
Net (loss) income margin	(1.0)%	4.9%
Adjusted EBITDA	$95.5	$95.4
Adjusted EBITDA margin	45.5%	54.4%
Net cash flows provided by operating activities	$38.7	$59.5
Free cash flow	$17.8	$20.9

Net income margin is calculated by dividing net income by U.S. GAAP revenue.  Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by U.S. GAAP revenue.

FINANCIAL TABLES TO FOLLOW

DigitalGlobe, Inc.

Consolidated Statements of Operations

	For the three months ended
	March 31,
(in millions, except per share data)	2017	2016
Revenue	$209.7	$175.4
Costs and expenses:
Cost of revenue, excluding depreciation and amortization	61.3	34.5
Selling, general and administrative	63.1	46.4
Depreciation and amortization	79.5	71.0
Restructuring charges	0.3	2.9
Income from operations	5.5	20.6
Interest expense, net	(9.5)	(5.1)
Loss from early extinguishment of debt	(0.5)	—
(Loss) income before income taxes	(4.5)	15.5
Income tax benefit (expense)	2.3	(6.0)
Equity in earnings from joint ventures, net of tax	—	(0.9)
Net (loss) income	(2.2)	8.6
Preferred stock dividends	(1.0)	(1.0)
Net (loss) income less preferred stock dividends	(3.2)	7.6
Income allocated to participating securities	—	(0.3)
Net (loss) income available to common stockholders	$(3.2)	$7.3

(Loss) earnings per share:
Basic (loss) earnings per share	$(0.05)	$0.11
Diluted (loss) earnings per share	$(0.05)	$0.11
Weighted average common shares outstanding:
Basic	61.7	64.9
Diluted	61.7	65.1

DigitalGlobe, Inc.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	For the three months ended
	March 31,
(in millions)	2017	2016
Net (loss) income	$(2.2)	$8.6
Depreciation and amortization	79.5	71.0
Interest expense, net	9.5	5.1
Income tax (benefit) expense	(2.3)	6.0
EBITDA	84.5	90.7
Restructuring charges	0.3	2.9
Other re-engineering charges	—	0.9
Joint venture losses, net	—	0.9
Merger and integration costs	10.2	—
Loss from early extinguishment of debt	0.5	—
Adjusted EBITDA	$95.5	$95.4

DigitalGlobe, Inc.

Reconciliation of Net Cash Flows Provided by Operating Activities to Free Cash Flow

	March 31,
(in millions)	2017	2016
Net cash flows provided by operating activities	$38.7	$59.5
Capital expenditures (1)	(20.9)	(38.6)
Free cash flow (2)	$17.8	$20.9

(1)	Note that capital expenditures includes capitalized interest and capital expenditures.
(2)	We modified our definition of free cash flow in the fourth quarter of fiscal year 2016. Prior period amounts have been revised to conform to the current definition.

DigitalGlobe, Inc.

Consolidated Balance Sheets

	March 31,	December 31,
(in millions, except par value)	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$77.2	$109.3
Restricted cash	3.1	2.4
Accounts receivable, net of allowance for doubtful accounts of $1.6 and $1.6, respectively	121.5	114.6
Deferred contract costs	11.7	10.3
Prepaid and other current assets	23.3	23.8
Total current assets	236.8	260.4
Property and equipment, net of accumulated depreciation of $1,462.9 and $1,387.8, respectively	1,950.9	2,002.5
Goodwill	578.1	578.1
Intangible assets, net of accumulated amortization of $43.3 and $39.0, respectively	82.7	87.0
Long-term restricted cash	9.1	4.8
Long-term deferred contract costs	49.4	49.3
Other assets	29.6	27.8
Total assets	$2,936.6	$3,009.9
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14.8	$15.0
Current portion of long-term debt	12.8	47.2
Deferred revenue	84.8	86.3
Other accrued liabilities	53.7	70.7
Total current liabilities	166.1	219.2
Long-term debt, net of discount and debt issuance costs	1,240.1	1,242.1
Deferred revenue, non-current	199.2	216.9
Deferred income taxes, net, non-current	119.5	124.0
Other liabilities	37.9	34.8
Total liabilities	$1,762.8	$1,837.0
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Stockholders’ equity:
Series A convertible preferred stock, $0.001 par value; 0.08 shares authorized; 0.08 shares issued and outstanding at March 31, 2017 and December 31, 2016	—	—
Common stock; $0.001 par value; 250.0 shares authorized; 77.6 shares issued and 62.0 shares outstanding at March 31, 2017 and 77.0 shares issued and 61.4 shares outstanding at December 31, 2016	0.2	0.2
Treasury stock, at cost; 15.6 shares at March 31, 2017 and December 31, 2016	(342.0)	(342.0)
Additional paid-in capital	1,519.3	1,518.3
Accumulated deficit	(3.7)	(3.6)
Total stockholders’ equity	1,173.8	1,172.9
Total liabilities and stockholders’ equity	$2,936.6	$3,009.9

DigitalGlobe, Inc.

Consolidated Statements of Cash Flows

	For the three months ended
	March 31,
(in millions)	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(2.2)	$8.6
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	79.5	71.0
Stock-based compensation expense, net of capitalized stock-based compensation expense	6.6	4.0
Amortization of aerial image library, deferred contract costs and lease incentive	3.0	4.2
Write-off of debt issuance costs and debt discount	0.5	—
Deferred income taxes	(2.4)	8.2
Amortization of debt issuance costs, accretion of debt discount, and other	1.1	0.8
Changes in working capital:
Accounts receivable, net	(6.9)	(10.9)
Deferred contract costs	(5.0)	(4.4)
Other current and non-current assets	(1.8)	(3.5)
Accounts payable	0.1	2.5
Accrued liabilities	(14.6)	(9.8)
Deferred revenue	(19.2)	(11.2)
Net cash flows provided by operating activities	38.7	59.5
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(20.9)	(38.6)
Investment in joint venture	—	(7.5)
Net cash flows used in investing activities	(20.9)	(46.1)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payment of debt and capital lease obligations	(38.3)	(1.9)
Repurchase of common stock	—	(60.9)
Value of shares surrendered to satisfy employee tax obligations	(6.8)	(1.8)
Proceeds from exercise of stock options and other	0.2	(0.9)
Net cash flows used in financing activities	(44.9)	(65.5)
Net decrease in cash, cash equivalents and restricted cash	(27.1)	(52.1)
Cash, cash equivalents and restricted cash, beginning of period	116.5	134.0
Cash, cash equivalents and restricted cash, end of period	$89.4	$81.9

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest, net of capitalized amounts of $5.1 and $16.6, respectively	8.7	5.9
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Changes to accruals for capital expenditures, including interest, and additions to capital lease obligations	(2.4)	6.8
Non-cash preferred stock dividend accrual	(1.0)	(1.0)

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Media Contact

Edelman for DigitalGlobe

Email: DigitalGlobe@edelman.com

Investor Relations Contact

Fred Graffam

Senior Vice President, Investor Relations and Corporate Development

Phone: (303) 684-1692

Email: ir@digitalglobe.com